UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of Earliest Event Reported)
February 24, 2010

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 N. Wacker Drive, Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 960-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On February 24, 2010, General Growth Properties, Inc. (the “Company”) and William A. Ackman, on his own behalf and on behalf of Pershing Square Capital Management, L.P., and related investment funds (“Pershing Square”), amended that certain Letter Agreement, dated as of June 5, 2009 (the “Amended Letter Agreement”).

The Amended Letter Agreement permits Mr. Ackman and Pershing Square to make public statements regarding the Company, its management, the Company’s board of directors or any possible restructuring or alternative transaction involving the Company or any of its direct or indirect subsidiaries, and Mr. Ackman and Pershing Square agree to coordinate such public statements in advance with the Company.

The Letter Agreement and the Amended Letter Agreement are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Letter Agreement dated June 5, 2009 between General Growth Properties, Inc. and William A. Ackman (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated June 8, 2009).
99.2	Letter Agreement dated February 24, 2010 between General Growth Properties, Inc. and William A. Ackman (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Edmund Hoyt
Edmund Hoyt
Senior Vice President and
Chief Financial Officer

Date: March 2, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter Agreement dated June 5, 2009 between General Growth Properties, Inc. and William A. Ackman (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K dated June 8, 2009).
99.2	Letter Agreement dated February 24, 2010 between General Growth Properties, Inc. and William A. Ackman (filed herewith).